UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 3, 2023
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On March 6, 2023, Genprex, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8‑K”) disclosing that on March 3, 2023, the Company was advised by Daszkal Bolton, LLP (“Daszkal”), the Company’s independent registered public accounting firm, that Daszkal completed a business combination agreement with CohnReznick LLP (“CohnReznick”), and that Daszkal would resign as the Company’s independent registered public accounting firm following the Company filing its annual report on Form 10-K for the year ended December 31, 2022 with the Securities and Exchange Commission (the “SEC”). The Initial Form 8-K also disclosed that the Company would likely engage CohnReznick to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.  This Amendment No. 1 to the Initial Form 8-K is being filed to update the disclosures required by Item 304(a) of Regulation S-K through Daszkal's resignation, and disclose the Company’s appointment of CohnReznick as the Company’s independent registered public accounting firm.

Item 4.01. Changes in Registrant's Certifying Accountant.

(a)          Daszkal served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.  On April 24, 2023, Daszkal affirmed to the Company that it had resigned as the Company’s independent registered accounting firm.

Daszkal’s reports on the Company’s financial statements for the fiscal years ended December 31, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during the Company’s two most recent fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through the effective date of Daszkal’s resignation, there were (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Daszkal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Daszkal’s satisfaction, would have caused Daszkal to make reference to the subject matter of disagreement in connection with its reports on the Company’s consolidated financial statements for such years; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Daszkal with a copy of the disclosures it is making in this this Current Report on Form 8-K/A and requested that Daszkal furnish a letter addressed to the SEC stating whether Daszkal agrees with the statements made herein. A copy of Daszkal’s letter dated April 26, 2023, is filed as Exhibit 16.1.

(b)          On April 24, 2023, upon the approval of the Audit Committee, the Company engaged CohnReznick as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 and interim periods.

During the Company’s two most recent fiscal years ended December 31, 2021 and 2022, and the subsequent interim period through the date of its engagement, the Company did not consult with CohnReznick regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and CohnReznick did not provide a written report or oral advice on any accounting, auditing or financial reporting issue that CohnReznick concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Auditor Letter, dated April 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: April 27, 2023	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)